EXHIBIT 5.2

To: Credit Suisse AG Paradeplatz 8 P.O. Box 1 8070 Zurich Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH–8005 Zurich T +41 43 222 10 00 F +41 43 222 15 00 lawyers@homburger.ch

September 19, 2017 BOR | SAO 317545|8349789v3

Credit Suisse AG, acting through its Nassau Branch | U.S. Medium-Term Note Program under the Credit Suisse Group AG and Credit Suisse AG U.S. Shelf
AxelaTraderTM 3x Long Brent Crude Oil ETNs linked to the S&P GSCI® Brent Crude Oil ER due September 14, 2037 (CUSIP 22539T258)
AxelaTraderTM 3x Inverse Brent Crude Oil ETNs linked to the S&P GSCI® Brent Crude Oil ER due September 14, 2037 (CUSIP 22539T241)

Ladies and Gentlemen

We, Homburger AG, have acted as special Swiss counsel to Credit Suisse AG (Credit Suisse), a Swiss bank, in connection with the issuance by Credit Suisse, acting through its Nassau Branch (the Issuing Branch) of (i) AxelaTraderTM 3x Long Brent Crude Oil ETNs linked to the S&P GSCI® Brent Crude Oil ER due September 14, 2037 (CUSIP 22539T258) (the 3x Long ETNs, which expression, unless the context otherwise requires, includes the 3x Long ETN Global Note (as defined below)), and (ii) AxelaTraderTM 3x Inverse Brent Crude Oil ETNs linked to the S&P GSCI® Brent Crude Oil ER due September 14, 2037 (CUSIP 22539T241) (the 3x Inverse ETNs, which expression, unless the context otherwise requires, includes the 3x Inverse ETN Global Note (as defined below), and, together with the 3x Long ETNs, the Notes), in each case, as specified in Annex 1, under an indenture dated as of March 29, 2007 (the Base Indenture), between Credit Suisse and The Bank of New York Mellon, as trustee (in such capacity, the Trustee), as supplemented by a second supplemental indenture dated as of March 25, 2009 (the Supplemental Indenture and, together with the Base Indenture, the Indenture), between Credit Suisse and the Trustee. As such counsel, we have been requested to give our opinion as to certain matters of Swiss law relating to the Notes.

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit

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statutory law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any agreement or other document referred to in any of the Documents (including, in the case of the Prospectus (as defined below), any document incorporated by reference therein or exhibited thereto) or any other matter.

For purposes of this opinion, we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only examined the following documents (collectively, the Documents):

(i)	an electronic copy of the executed distribution agreement dated May 7, 2007, between Credit Suisse Securities (USA) LLC, as distributor, and Credit Suisse (as amended by Amendment No. 1 dated January 11, 2008, the Distribution Agreement), as supplemented by (A) the Distributor Accession Letter and Confirmation dated June 18, 2008, pursuant to which JPMorgan Chase Bank, National Association and JPMorgan Securities LLC (formerly JPMorgan Securities, Inc.), each acting through JPMorgan Private Bank and JPMorgan Private Client Services, became distributors, (B) the Distributor Accession Letters and Confirmations dated March 23, 2012, pursuant to which Barclays Capital Inc., Citigroup Global Markets Inc. and Incapital LLC became distributors, (C) the Distributor Accession Letter and Confirmation dated May 8, 2012, pursuant to which Merrill, Lynch, Pierce, Fenner & Smith Incorporated became a distributor, (D) the Distributor Accession Letter and Confirmation dated May 18, 2012, pursuant to which Morgan Stanley & Co. LLC became a distributor, (E) the Distributor Accession Letter and Confirmation dated March 12, 2014, pursuant to which UBS Financial Services Inc. became a distributor, (F) the Distributor Accession Letter and Confirmation dated March 24, 2014, pursuant to which UBS Securities LLC became a distributor, and (G) the Distributor Accession Letter and Confirmation dated August 1, 2016, pursuant to which Wells Fargo Securities LLC became a distributor (collectively, the Accession Agreements);

(ii)	an electronic copy of the executed Base Indenture;

(iii)	an electronic copy of the executed Supplemental Indenture (together with the Distribution Agreement, the Accession Agreements and the Base Indenture, the Transaction Agreements);

(iv)	an electronic copy of the executed global note representing the 3x Long ETNs (the 3x Long Global Note);

(v)	an electronic copy of the executed global note representing the 3x Inverse ETNs (the 3x Inverse Global Note and, together with the 3x Long Global Note, the Global Notes);

(vi)	an electronic copy of the prospectus dated as of June 30, 2017 (the Base Prospectus);

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(vii)	an electronic copy of the prospectus supplement to the Base Prospectus dated as of June 30, 2017 (the Prospectus Supplement);

(viii)	an electronic copy of pricing supplement No. AxelaTrader ETN-1 to the Prospectus Supplement and the Base Prospectus (together with the Base Prospectus and the Prospectus Supplement, the Prospectus);

(ix)	an electronic copy of the executed Officer's Certificate dated June 30, 2017, issued by Credit Suisse pursuant to Sections 2.02, 10.03 and 10.04 of the Indenture;

(x)	a certified excerpt from the Commercial Register of the Canton of Zurich (the Commercial Register) for Credit Suisse, dated July 12, 2017 (the Excerpt);

(xi)	a copy of the articles of association (Statuten) of Credit Suisse in their version as of (A) April 19, 2006 (the 2006 Articles), (B) August 26, 2008 (the 2008 Articles), and (C) September 4, 2014 (the 2014 Articles);

(xii)	an electronic copy of (A) the Organizational Guidelines and Regulations of Credit Suisse, valid as of January 1, 2006 (the 2006 Regulations), and (B) the Organizational Guidelines and Regulations of Credit Suisse Group AG and Credit Suisse, valid as of (x) March 24, 2009 (the 2009 Regulations), (y) April 28, 2016 (the 2016 Regulations), and (z) February 9, 2017 (the 2017 Regulations);

(xiii)	an electronic copy of (A) the GP-00200 Global Policy Funding Authority within Credit Suisse Group and Credit Suisse effective as of (x) January 1, 2007 (the 2007 Funding Authority), and (y) December 17, 2008 (the 2008 Funding Authority), and (B) the Global Policy (GP-00200) Funding Authority for Third Party transactions effective as of September 1, 2016 (the 2016 Funding Authority);

(xiv)	an electronic copy of (A) the memorandum of the Chief Financial Officer of Credit Suisse and Credit Suisse Group AG (CFO) to the members of the Board of Directors of Credit Suisse and Credit Suisse Group AG, dated February 14, 2007 (the February 2007 CFO Approval), (B) the certificate of R. Fassbind, as CFO, dated May 2, 2007 (the May 2007 CFO Approval), (C) the certificate of R. Fassbind, as CFO, dated March 12, 2009 (the 2009 CFO Approval), and (D) the certificate of D. Mathers, as CFO, dated May 26, 2017 (the 2017 CFO Approval and, together with the February 2007 CFO Approval, the May 2007 CFO Approval, and the 2009 CFO Approval, the CFO Approvals);

(xv)	an electronic copy of (A) the power of attorney dated March 26, 2007, issued by R. Fassbind, as CFO, and R. Enderli, as Treasurer of Credit Suisse (Treasurer) (the March 2007 Power of Attorney), (B) the power of attorney dated May 2, 2007, issued by R. Fassbind, as CFO, and R. Enderli, as Treasurer (the May 2007 Power of Attorney), (C) the power of attorney dated March 20, 2008, issued by R. Fassbind, as CFO, and R. Enderli, as Treasurer (the 2008 Power of Attorney), and (D) the power of attorney dated July 21, 2017, issued by D. Mathers, as CFO, and D. Wong, as Treasurer (the 2017 Power of Attorney);

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(xvi)	an electronic copy of the Structured Notes and Warrants – Business Division Authorizations (Version 11.0), finalized July 31, 2017, which is the list of Senior Business Personnel referred to in the 2016 Funding Authority (the Business Authorizations List);

(xvii)	an electronic copy of the Secretary's Certificate dated July 31, 2017 (including the exhibits thereto, the Secretary's Certificate), executed by Pierre Schreiber and Andreas Fehrenbach;

(xviii)	an electronic copy of the Secretary's Certificate dated September 19, 2017 (the Supplemental Secretary's Certificate), executed by Roman Schaerer and Andreas Fehrenbach; and

(xix)	an email confirmation from Haewon Lee dated September 19, 2017 (the Confirmation).

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion, we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

II.	Assumptions

In rendering the opinion below, we have assumed the following:

(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) conform to the original;

(b)	all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents; and

(c)	except as expressly opined upon herein, all information contained in the Documents is, and all material statements made to us in connection with the Documents are, true and accurate, including, without limitation, the statements set forth in

(i)	the Confirmation as to the following facts:

(A)	the Notes are (i) business-driven structured debt securities within the meaning of the 2016 Funding Authority, (ii) are offered pursuant to the Base Prospectus and the Prospectus Supplement and (iii) constitute "Notes" as such term is used in the Secretary's Certificate;

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(B)	the copies of the Global Notes attached to the Confirmation (or as otherwise provided to Homburger AG by Credit Suisse) are true and correct copies of the original documents; and

(C)	the terms of the Notes have been approved by the persons whose signatures appear on the applicable Global Note, and such persons were employees of Credit Suisse or one of its affiliates at the time of such approval; and

(ii)	the Secretary's Certificate and the Supplemental Secretary's Certificate, including as to the following facts:

(A)	as of the date of the issuance of the Notes, (v) the 2014 Articles, the 2017 Regulations, the 2016 Funding Authority, the CFO Approvals, the 2017 Power of Attorney and the Business Authorizations List continue in full force and effect and have not been amended, (w) the Distribution Agreement has not been amended (other than by the Accession Agreements) and continues in full force and effect, (x) the Excerpt is correct and complete other than with respect to any changes to the signatories registered with the Commercial Register (including, without limitation, the addition or removal of any such signatory) that have occurred since the date of the Excerpt, (y) the Base Indenture has not been terminated, rescinded or amended in any way (other than by the Supplemental Indenture, the first supplemental indenture dated as of May 6, 2008, and any other supplements thereto relating to note issuances thereunder that do not constitute Notes) and the Indenture continues in full force and effect, and (z) immediately after giving effect to the issuance of Notes, the aggregate issuance amount, as measured by the aggregate offering price, of (i) medium-term notes (including such Notes) issued pursuant to the Prospectus Supplement, including any supplement thereto, will not exceed USD 95 billion and (ii) securities (including such Notes) issued pursuant to the U.S. registration statement on Form F-3 of which the Base Prospectus forms a part, will not exceed USD 95 billion, in each case in accordance with the 2017 CFO Approval;

(B)	the 2008 Articles were in full force and effect and had not been amended as of the date of the Supplemental Indenture;

(C)	the 2006 Articles were in full force and effect and had not been amended as of the dates of the Base Indenture and the Distribution Agreement;

(D)	the 2016 Regulations were in full force and effect and had not been amended as of the date of the 2016 Funding Authority;

(E)	the 2009 Regulations were in full force and effect and had not been amended as of the date of the Supplemental Indenture;

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(F)	the 2006 Regulations were in full force and effect had not been amended as of the dates of the Base Indenture, the Distribution Agreement, the 2007 Funding Authority, the 2008 Funding Authority, the February 2007 CFO Approval, the March 2007 Power of Attorney, the May 2007 Power of Attorney, the May 2007 CFO Approval, the 2008 Power of Attorney, and the 2009 CFO Approval;

(G)	the 2008 Funding Authority was in full force and effect and had not been amended as of the dates of the Supplemental Indenture and the 2009 CFO Approval;

(H)	the 2007 Funding Authority was in full force and effect and had not been amended as of the dates of the Base Indenture, the Distribution Agreement, the February 2007 CFO Approval, the March 2007 Power of Attorney, the May 2007 Power of Attorney, the May 2007 CFO Approval and the 2008 Power of Attorney;

(I)	the 2008 Power of Attorney was in full force and effect and had not been amended as of the date of the Supplemental Indenture;

(J)	the May 2007 Power of Attorney was in full force and effect and had not been amended as of the date of the Distribution Agreement; and

(K)	the March 2007 Power of Attorney was in full force and effect and had not been amended as of the date of the Base Indenture.

III.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that as of the date hereof:

1.	Credit Suisse is a corporation (Aktiengesellschaft) duly incorporated and validly existing under the laws of Switzerland.

2.	Credit Suisse has the necessary corporate power and authority to, acting through the Issuing Branch, issue the Notes.

3.	The Notes have been duly authorized by all necessary corporate action by Credit Suisse.

IV.	Qualifications

The above opinions are subject to the following qualifications:

(a)	The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

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(b)	We express no opinion on the legality, validity or enforceability of any of the provisions of any Transaction Agreement or the Notes or the performance of the obligations assumed by Credit Suisse thereunder.

(c)	Further, we express no opinion as to tax matters, regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matter.

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We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention after the date hereof. This opinion is addressed to you for your benefit, and is not to be relied upon by any other person without our express consent, except that it may be relied upon by initial purchasers of the Notes and by Davis Polk & Wardwell LLP for purposes of issuing its opinion to you as of the date hereof with respect to certain matters of the laws of the State of New York and U.S. federal law pertaining to the Notes.

We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to a report on Form 6-K to be filed by Credit Suisse on or around the date hereof. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended. Save as aforementioned, this opinion may not be transmitted by you to any other person, quoted or referred to in any public document or filed with anyone, in each case, without our express consent.

This opinion shall be governed by and construed in accordance with the laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction of the courts of the Canton of Zurich, Switzerland, venue being the City of Zurich.

Sincerely yours,
Homburger AG

Annex 1 to the Legal Opinion dated September 19, 2017

Notes with issue date September 19, 2017

Title of Notes	Date of Pricing Supplement	Pricing Supplement No.	Principal Amount	CUSIP
AxelaTraderTM 3x Long Brent Crude Oil ETNs linked to the S&P GSCI® Brent Crude Oil ER due September 14, 2037	September 14, 2017	AxelaTrader ETN-1	$25,000,000	22539T258
AxelaTraderTM 3x Inverse Brent Crude Oil ETNs linked to the S&P GSCI® Brent Crude Oil ER due September 14, 2037	September 14, 2017	AxelaTrader ETN-1	$25,000,000	22539T241